Exhibit 99.1

KILROY REALTY CORPORATION

Q4 2016 Supplemental Financial Report

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturity, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; investment in our real estate assets, which are illiquid; trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to release property at or above current market rates; costs to comply with government regulations, including environmental remediations; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; failure of interest rate hedging contracts to perform as expected and the effectiveness of such arrangements; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2015, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a member of the S&P MidCap 400 Index, is a real estate investment trust active in premier office submarkets along the West Coast. The Company owns, develops, acquires and manages real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. As of December 31, 2016, the Company’s stabilized portfolio consisted of 108 office buildings, encompassing 14.0 million rentable square feet that was 96.0% occupied, and 200 residential units.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	John T. Fucci	Executive VP, Asset Management
Jolie Hunt		Jeffrey C. Hawken	Executive VP and COO
Scott S. Ingraham		Tracy Murphy	Executive VP, Life Science
Gary R. Stevenson		Robert Paratte	Executive VP, Leasing and Business Development
Peter B. Stoneberg		Tyler H. Rose	Executive VP and CFO
		Heidi R. Roth	Executive VP, CAO and Controller
		Mike L. Sanford	Executive VP, Northern California
		David Simon	Executive VP, Southern California
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		J.P. Morgan
James Feldman	(646) 855-5808	Anthony Paolone	(212) 622-6682
BMO Capital Markets Corp.		KeyBanc Capital Markets
John P. Kim	(212) 885-4115	Craig Mailman	(917) 368-2316
BTIG		RBC Capital Markets
Jim Sullivan	(212) 738-6139	Mike Carroll	(440) 715-2649
Citigroup Investment Research		Robert W. Baird & Co.
Michael Bilerman	(212) 816-1383	David B. Rodgers	(216) 737-7341
D. A. Davidson		Stifel, Nicolaus & Company
Barry Oxford	(212) 240-9871	John W. Guinee III	(443) 224-1307
Deutsche Bank Securities, Inc.		UBS Investment Research
Vincent Chao	(212) 250-6799	Nicholas Yulico	(212) 713-3402
Evercore ISI		Wells Fargo
Steve Sakwa	(212) 446-9462	Blaine Heck	(443) 263-6529
Green Street Advisors
Jed Reagan	(949) 640-8780

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Net income available to common stockholders per share of $0.29

• FFO per share of $0.87, including $0.01 per share of acquisition-related expenses

• Revenues of $168.6 million

• Same Store GAAP NOI increased 6.7%

• Same Store cash NOI increased 9.1%

• FFO Guidance range for 2017 is $3.40 to $3.60 per share with a midpoint of $3.50 per share

• Stabilized portfolio was 96.0% occupied and 97.0% leased at quarter-end

• 228,044 square feet of leases commenced in the stabilized portfolio

• 455,814 square feet of leases executed in the stabilized portfolio

Capital Markets Highlights	Strategic Highlights

• In November, raised $170.0 million through a 10-year, non-recourse mortgage bearing interest at a fixed rate of 3.57% secured by the Westside Media Center properties in Los Angeles, CA. Proceeds from the loan were used to pay off a $64.4 million mortgage, at par, in December 2016

• On December 13, declared a special cash dividend of $1.90 per common share to stockholders of record on December 30, 2016. This special cash dividend was in addition to the regular quarterly cash dividend of $0.375 per common share. On January 13, 2017, a total of $217.6 million of cash dividends were paid out to stockholders

• Raised net proceeds of $31.9 million of common stock through the at-the-market offering program

• In January 2017, raised net proceeds of $308.8 million of common stock through a public offering

• As of the date of this report, there were no outstanding borrowings on our unsecured line of credit and approximately $335.0 million of unrestricted cash on hand

• In November, commenced development on 100 Hooper, a $270 million, 400,000 square foot project located in the SOMA district of San Francisco, of which 207,000 square feet is pre-leased to Adobe

• In November, completed the second of two ventures with Norges Bank Real Estate Management ("NBREM") which contributed $261.5 million for a 44% common equity interest in 303 Second Street in San Francisco, CA. The $261.5 million contribution was net of NBREM's proportionate share of the existing mortgage debt secured by the 303 Second Street property

• In December, acquired the mixed-use project referred to as The Sunset located at 8560-8590 West Sunset Blvd. in West Hollywood, CA for $209.2 million. The approximately 179,000 square foot project encompasses a 10-story office tower, three retail buildings, a four-level subterranean parking structure and three billboards

• In December, acquired 1701 Page Mill Road, a 129,000 square foot office, research and wet lab facility, and 3150 Porter Drive, a 37,000 square foot office building, located in the Stanford Research Park in Palo Alto, CA for $130.0 million. Both buildings are subject to a 51-year ground lease

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 33-34 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	12/31/2016	9/30/2016 (1) (2)	6/30/2016 (2)	3/31/2016 (2)	12/31/2015
INCOME ITEMS:
Revenues	$168,645	$168,348	$160,133	$145,446	$147,413
Lease Termination Fees, net	323	92	78	23	150
Net Operating Income (3)	123,188	122,888	116,299	107,620	106,407
Acquisition-related Expenses	938	188	714	62	100
Capitalized Interest and Debt Costs	11,622	11,208	12,284	14,346	14,204
Net Income Available to Common Stockholders	29,426	50,582	29,535	170,995	25,323
EBITDA, as adjusted (3) (4)	106,814	109,705	101,622	94,392	94,156
Funds From Operations (4) (5) (6)	84,292	88,535	82,722	78,193	76,673
Net Income Available to Common Stockholders per common share – diluted (6)	$0.29	$0.54	$0.31	$1.84	$0.27
Funds From Operations per common share – diluted (6)	$0.87	$0.92	$0.86	$0.82	$0.80
LIQUIDITY ITEMS:
Funds Available for Distribution (5) (6)	$57,237	$67,884	$64,194	$56,422	$44,389
Dividends per common share (6) (7)	$0.375	$0.375	$0.375	$0.350	$0.350
RATIOS:
Operating Margins	73.0%	73.0%	72.6%	74.0%	72.2%
Interest Coverage Ratio	4.2x	4.4x	4.0x	3.7x	3.5x
Fixed Charge Coverage Ratio	3.7x	3.8x	3.5x	3.3x	3.1x
FFO Payout Ratio (7)	42.5%	40.2%	43.0%	42.5%	42.9%
FAD Payout Ratio (7)	62.6%	52.4%	55.4%	58.8%	74.1%
ASSETS:
Real Estate Held for Investment before Depreciation	$7,060,754	$6,632,838	$6,553,347	$6,498,443	$6,328,146
Total Assets (8) (9)	6,706,633	6,332,139	6,298,433	6,204,110	5,926,430
CAPITALIZATION:
Total Debt	$2,333,766	$2,230,652	$2,453,098	$2,312,318	$2,239,696
Total Preferred Equity and Noncontrolling Interests in the Operating Partnership	200,000	200,000	200,000	200,000	200,000
Total Common Equity and Noncontrolling Interests in the Operating Partnership (10)	6,999,904	6,581,576	6,289,996	5,869,034	5,949,805
Total Market Capitalization	9,533,670	9,012,228	8,943,094	8,381,352	8,389,501
Total Debt / Total Market Capitalization	24.5%	24.8%	27.4%	27.6%	26.7%
Total Debt and Preferred / Total Market Capitalization	26.5%	27.0%	29.6%	30.0%	29.1%

______________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 33-34 “Definitions Included in Supplemental.”

(1)	Results for the three months ended September 30, 2016 include a property damage settlement payment of $5.0 million.

(2)
Net Income Available to Common Stockholders includes $18.3 million and $146.0 million gains on sales of depreciable operating properties for the three months ended September 30, 2016, and March 31, 2016, respectively, and a $0.3 million loss on sale of land for the three months ended June 30, 2016.

(3)	Please refer to pages 35-36 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted.

(4)	EBITDA, as adjusted, and Funds From Operations for the three months ended June 30, 2016 include a $0.3 million loss on sale of land.

(5)
Please refer to page 7 for reconciliations of Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 8 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.

(6)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(7)	In December 2016, the Company’s board of directors declared a special cash dividend of $1.90 per common share which is not included in the table above.

(8)	Total assets as of December 31, 2016, September 30, 2016, June 30, 2016, and December 31, 2015, include “Real estate assets and other assets held for sale, net.”

(9)
On January 1, 2016, the Company adopted new accounting guidance which requires deferred financing costs, except costs paid for the unsecured line of credit, to be reclassified as a reduction to the debt liability balance instead of being reported as an asset as historically presented. As a result, total assets have been adjusted from prior amounts reported to reflect this change for all periods presented.

(10)	Includes noncontrolling interest in the operating partnership and excludes noncontrolling interests in consolidated property partnerships.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015

High Price	$76.88	$73.73	$66.29	$62.94	$69.92
Low Price	$66.73	$66.06	$59.89	$47.38	$62.83
Closing Price	$73.22	$69.35	$66.29	$61.87	$63.28

Dividends per share – annualized (1)	$1.50	$1.50	$1.50	$1.40	$1.40

Closing common shares (in 000’s) (2) (3) (4)	93,219	92,272	92,255	92,229	92,259
Closing common partnership units (in 000’s) (2)	2,382	2,631	2,631	2,631	1,765
	95,601	94,903	94,886	94,860	94,024

________________________

(1)
For the fourth quarter, excludes the special cash dividend of $1.90 per common share declared by the Company’s board of directors in December 2016. The special cash dividend was paid on January 13, 2017 along with the regular quarterly dividend of $0.375 per common share.

(2)	As of the end of the period.

(3)	In the fourth quarter of 2016, the Company issued 451,398 common shares under its at-the-market stock offering program at a weighted average price of $71.50 per share before selling commissions.

(4)	On January 10, 2017, the Company issued 4,427,500 common shares at a price of $72.75 per share in a public offering, which are not included in the December 31, 2016 closing common shares shown above.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
ASSETS:
Land and improvements	$1,108,971	$1,017,591	$1,020,287	$978,643	$875,794
Buildings and improvements	4,938,250	4,669,442	4,639,003	4,501,062	4,091,012
Undeveloped land and construction in progress	1,013,533	945,805	894,057	1,018,738	1,361,340
Total real estate assets held for investment	7,060,754	6,632,838	6,553,347	6,498,443	6,328,146
Accumulated depreciation and amortization	(1,139,853)	(1,095,562)	(1,054,828)	(1,034,315)	(994,241)
Total real estate assets held for investment, net	5,920,901	5,537,276	5,498,519	5,464,128	5,333,905
Real estate assets and other assets held for sale, net	9,417	9,440	30,257	—	117,666
Cash and cash equivalents	193,418	250,523	26,332	38,645	56,508
Restricted cash	56,711	57,501	266,158	261,600	696
Marketable securities	14,773	14,121	13,388	13,418	12,882
Current receivables, net	13,460	9,709	10,112	9,540	11,153
Deferred rent receivables, net	218,977	212,204	207,851	199,232	189,704
Deferred leasing costs and acquisition-related intangible assets, net	208,368	180,613	186,903	186,271	176,683
Prepaid expenses and other assets, net (1)	70,608	60,752	58,913	31,276	27,233
TOTAL ASSETS	$6,706,633	$6,332,139	$6,298,433	$6,204,110	$5,926,430
LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net (1)	$472,772	$370,666	$373,500	$378,080	$380,835
Unsecured debt, net (1)	1,847,351	1,846,672	1,845,992	1,845,313	1,844,634
Unsecured line of credit	—	—	220,000	75,000	—
Accounts payable, accrued expenses and other liabilities	202,391	252,122	211,196	265,863	246,323
Accrued dividends and distributions	222,306	37,749	37,733	35,317	34,992
Deferred revenue and acquisition-related intangible liabilities, net	150,360	134,436	138,394	131,296	128,156
Rents received in advance and tenant security deposits	52,080	48,518	44,663	48,543	49,361
Liabilities and deferred revenue of real estate assets held for sale	56	74	321	—	7,543
Total liabilities	2,947,316	2,690,237	2,871,799	2,779,412	2,691,844
Equity:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155	96,155	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256	96,256	96,256	96,256
Common stock	932	923	923	922	923
Additional paid-in capital	3,457,649	3,191,718	3,074,508	3,066,994	3,047,894
(Distributions in excess of earnings)/retained earnings	(107,997)	78,107	62,647	67,981	(70,262)
Total stockholders’ equity	3,542,995	3,463,159	3,330,489	3,328,308	3,170,966
Noncontrolling Interests
Common units of the Operating Partnership	85,590	93,270	89,495	89,675	57,100
Noncontrolling interests in consolidated property partnerships	130,732	85,473	6,650	6,715	6,520
Total noncontrolling interests	216,322	178,743	96,145	96,390	63,620
Total equity	3,759,317	3,641,902	3,426,634	3,424,698	3,234,586
TOTAL LIABILITIES AND EQUITY	$6,706,633	$6,332,139	$6,298,433	$6,204,110	$5,926,430

(1) Effective January 1, 2016, the Company adopted Financial Accounting Standards Board Accounting Standards Update No. 2015-03 and 2015-15, which changed the presentation of deferred financing costs on the balance sheet. As a result, for all periods presented, deferred financing costs, with the exception of deferred financing costs related to the unsecured line of credit, have been reclassified as a reduction to the related secured debt, net and unsecured debt, net line items. Deferred financing costs related to the unsecured line of credit are included in prepaid expenses and other assets, net.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
REVENUES
Rental income	$150,466	$133,463	$574,413	$525,355
Tenant reimbursements	17,131	13,494	61,079	53,774
Other property income	1,048	456	7,080	2,146
Total revenues	168,645	147,413	642,572	581,275
EXPENSES
Property expenses	28,696	27,114	113,932	105,378
Real estate taxes	15,828	12,991	55,206	50,223
Provision for bad debts	—	256	—	545
Ground leases	933	645	3,439	3,096
General and administrative expenses	16,080	12,065	57,029	48,265
Acquisition-related expenses	938	100	1,902	497
Depreciation and amortization	56,782	51,727	217,234	204,294
Total expenses	119,257	104,898	448,742	412,298
OTHER (EXPENSES) INCOME
Interest income and other net investment gains (losses)	644	66	1,764	243
Interest expense	(14,614)	(13,121)	(55,803)	(57,682)
Total other (expenses) income	(13,970)	(13,055)	(54,039)	(57,439)
INCOME FROM OPERATIONS BEFORE GAINS (LOSSES) ON SALES OF REAL ESTATE	35,418	29,460	139,791	111,538
Net (loss) gain on sales of land	—	(152)	(295)	17,116
Gains on sales of depreciable operating properties	—	—	164,302	109,950
NET INCOME	35,418	29,308	303,798	238,604
Net income attributable to noncontrolling common units of the Operating Partnership	(743)	(489)	(6,635)	(4,339)
Net income attributable to noncontrolling interests in consolidated property partnerships	(1,937)	(184)	(3,375)	(184)
Total income attributable to noncontrolling interests	(2,680)	(673)	(10,010)	(4,523)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	32,738	28,635	293,788	234,081
Preferred dividends	(3,312)	(3,312)	(13,250)	(13,250)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$29,426	$25,323	$280,538	$220,831
Weighted average common shares outstanding – basic	92,706	92,160	92,342	89,854
Weighted average common shares outstanding – diluted	93,590	92,791	93,023	90,396
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.29	$0.27	$3.00	$2.44
Net income available to common stockholders per share – diluted	$0.29	$0.27	$2.97	$2.42

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$29,426	$25,323	$280,538	$220,831
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	743	489	6,635	4,339
Net income attributable to noncontrolling interests in consolidated property partnerships	1,937	184	3,375	184
Depreciation and amortization of real estate assets	55,569	50,949	213,156	201,480
Gains on sales of depreciable real estate	—	—	(164,302)	(109,950)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(3,383)	(272)	(5,660)	(272)
Funds From Operations (1)(2)(3)	$84,292	$76,673	$333,742	$316,612
Weighted average common shares/units outstanding – basic (4)	96,363	95,095	95,911	92,816
Weighted average common shares/units outstanding – diluted (5)	97,247	95,726	96,592	93,358
FFO per common share/unit – basic (2)	$0.87	$0.81	$3.48	$3.41
FFO per common share/unit – diluted (2)	$0.87	$0.80	$3.46	$3.39
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)(3)	$84,292	$76,673	$333,742	$316,612
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(22,902)	(24,662)	(66,013)	(69,994)
Amortization of deferred revenue related to tenant-funded tenant improvements (3)(6)	(3,544)	(3,381)	(13,244)	(13,338)
Net effect of straight-line rents	(6,773)	(8,852)	(29,629)	(44,140)
Amortization of net below market rents (7)	(2,038)	(1,680)	(7,166)	(8,449)
Amortization of deferred financing costs and net debt discount/premium	361	100	1,345	376
Non-cash amortization of share-based compensation awards	5,801	4,265	21,064	15,537
Other lease related adjustments, net (8)	885	1,926	4,168	2,374
Adjustments attributable to noncontrolling interests in consolidated property partnerships	1,155	—	1,470	—
Funds Available for Distribution (1)	$57,237	$44,389	$245,737	$198,978

________________________

(1)	See page 32 for Management Statements on Funds From Operation and Funds Available for Distribution.

(2)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.5 million and $3.4 million for the three months ended December 31, 2016 and 2015, respectively, and $13.2 million and $13.3 million for the years ended December 31, 2016 and 2015, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(6)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(7)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(8)	Includes other non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Reconciliation of Funds Available for Distribution to GAAP Net Cash Provided by Operating Activities
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Funds Available for Distribution (1)	$57,237	$44,389	$245,737	$198,978
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	22,902	24,662	66,013	69,994
Net loss (gain) on sales of land	—	152	295	(17,116)
Preferred dividends	3,312	3,312	13,250	13,250
Depreciation of furniture, fixtures and equipment	1,213	776	4,078	2,812
Provision for uncollectible tenant receivables	—	256	—	303
Net changes in operating assets and liabilities (2)	2,586	(7,538)	6,175	(6,609)
Noncontrolling interests in property partnerships share of FAD	2,228	272	4,190	272
Cash adjustments related to investing and financing activities	2,971	3,115	5,316	10,124

GAAP Net Cash Provided by Operating Activities	$92,449	$69,396	$345,054	$272,008

________________________

(1)	Please refer to page 32 for a Management Statement on Funds Available for Distribution.

(2)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Same Store Analysis (1)(2)
(unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	% Change	2016	2015	% Change
Total Same Store Portfolio
Number of properties	94	94		94	94
Square Feet	12,388,876	12,388,876		12,388,876	12,388,876
Percent of Stabilized Portfolio	88.3%	95.1%		88.3%	95.1%
Average Occupancy	96.1%	95.4%		95.9%	95.8%
Operating Revenues:
Rental income	$126,503	$122,092	3.6%	$502,606	$486,905	3.2%
Tenant reimbursements	11,852	12,861	(7.8)%	47,641	48,305	(1.4)%
Other property income	926	274	238.0%	1,915	1,958	(2.2)%
Total operating revenues	139,281	135,227	3.0%	552,162	537,168	2.8%
Operating Expenses:
Property expenses	23,657	25,538	(7.4)%	98,649	100,045	(1.4)%
Real estate taxes	11,616	11,895	(2.3)%	44,591	45,500	(2.0)%
Provision for bad debts	(179)	256	(169.9)%	(179)	598	(129.9)%
Ground leases	850	645	31.8%	3,356	3,096	8.4%
Total operating expenses	35,944	38,334	(6.2)%	146,417	149,239	(1.9)%
GAAP Net Operating Income	$103,337	$96,893	6.7%	$405,745	$387,929	4.6%

Same Store Analysis (Cash Basis) (2)

	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	% Change	2016	2015	% Change
Total operating revenues	$133,446	$127,287	4.8%	$525,306	$479,989	9.4%
Total operating expenses	36,142	38,100	(5.1)%	146,679	148,727	(1.4)%
Cash Net Operating Income	$97,304	$89,187	9.1%	$378,627	$331,262	14.3%

________________________

(1)	Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2015 and still owned and included in the stabilized portfolio as of December 31, 2016.

(2)	Please refer to page 35 for a reconciliation of Same Store GAAP Net Operating Income and Same Store Cash Net Operating Income to Net Income Available to Common Stockholders.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
OFFICE PORTFOLIO	Buildings	YTD NOI %	SF %	Total SF	12/31/2016	9/30/2016	12/31/2016
Los Angeles and Ventura Counties
101 Corridor	4	1.2%	2.2%	309,354	99.1%	99.1%	99.1%
El Segundo	5	5.6%	7.8%	1,093,050	98.1%	98.0%	99.1%
Hollywood	3	3.5%	3.1%	441,200	99.6%	98.1%	99.6%
Long Beach	7	3.7%	6.8%	949,910	92.3%	89.9%	94.9%
West Hollywood	4	0.1%	1.3%	178,699	87.5%	N/A	91.9%
West Los Angeles	10	5.3%	6.0%	839,884	91.6%	92.9%	94.5%
Total Los Angeles and Ventura Counties	33	19.4%	27.2%	3,812,097	95.0%	94.8%	96.8%
Total Orange County	1	1.7%	1.9%	271,556	97.8%	97.8%	97.8%
San Diego County
Del Mar	14	9.4%	9.6%	1,350,798	93.9%	97.4%	95.7%
I-15 Corridor	5	3.7%	3.9%	540,854	99.0%	96.6%	99.0%
Mission Valley	4	1.3%	2.1%	290,586	85.1%	91.2%	87.1%
Point Loma	1	0.4%	0.7%	103,900	100.0%	100.0%	100.0%
Sorrento Mesa	6	1.5%	2.7%	384,557	87.5%	87.5%	87.5%
University Towne Center	1	0.1%	0.3%	47,846	89.3%	58.2%	89.3%
Total San Diego County	31	16.4%	19.3%	2,718,541	93.2%	94.5%	94.4%
San Francisco Bay Area
Menlo Park	7	3.4%	2.7%	378,358	100.0%	100.0%	100.0%
Mountain View	4	5.1%	3.9%	542,235	100.0%	100.0%	100.0%
Palo Alto	2	0.1%	1.2%	165,585	100.0%	N/A	100.0%
Redwood City	2	4.4%	2.5%	347,269	99.1%	98.5%	100.0%
San Francisco	8	25.3%	19.9%	2,793,856	95.6%	97.2%	97.1%
Sunnyvale	8	8.1%	6.6%	930,221	100.0%	100.0%	100.0%
Total San Francisco Bay Area	31	46.4%	36.8%	5,157,524	97.6%	98.3%	98.4%
Greater Seattle
Bellevue	2	7.2%	6.5%	905,225	97.7%	97.7%	97.7%
Kirkland	4	1.6%	2.0%	279,924	97.0%	94.3%	100.0%
Lake Union	6	7.3%	6.3%	880,989	96.8%	100.0%	96.8%
Total Greater Seattle	12	16.1%	14.8%	2,066,138	97.2%	98.2%	97.6%
TOTAL OFFICE PORTFOLIO	108	100.0%	100.0%	14,025,856	96.0%	96.6%	97.0%

					Occupied at		Leased at
RESIDENTIAL PORTFOLIO		Submarket	Buildings	Total No. of Units	12/31/2016	9/30/2016	12/31/2016
Los Angeles and Ventura Counties
1550 N. El Centro Avenue		Hollywood	1	200	46.0%	18.5%	56.5%

Average Office Occupancy
Quarter-to-Date	Year-to-Date
96.2%	95.5%

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Los Angeles and Ventura, California
23925 Park Sorrento	101 Corridor	11,789	100.0%
23975 Park Sorrento	101 Corridor	104,797	100.0%
24025 Park Sorrento	101 Corridor	108,670	97.4%
2829 Townsgate Road	101 Corridor	84,098	100.0%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	244,136	93.8%
999 N. Sepulveda Boulevard	El Segundo	128,588	95.4%
6115 W. Sunset Boulevard	Hollywood	26,105	98.4%
6121 W. Sunset Boulevard	Hollywood	91,173	100.0%
6255 W. Sunset Boulevard	Hollywood	323,922	99.6%
3750 Kilroy Airport Way	Long Beach	10,457	86.1%
3760 Kilroy Airport Way	Long Beach	165,278	100.0%
3780 Kilroy Airport Way	Long Beach	219,745	82.0%
3800 Kilroy Airport Way	Long Beach	192,476	85.8%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	129,893	96.1%
8560 W. Sunset Blvd	West Hollywood	71,875	83.9%
8570 W. Sunset Blvd	West Hollywood	43,603	78.8%
8580 W. Sunset Blvd	West Hollywood	7,126	100.0%
8590 W. Sunset Blvd	West Hollywood	56,095	97.3%
12100 W. Olympic Boulevard	West Los Angeles	152,048	100.0%
12200 W. Olympic Boulevard	West Los Angeles	150,832	94.6%
12233 W. Olympic Boulevard	West Los Angeles	151,029	88.2%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	44,915	100.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	88,340	68.7%
501 Santa Monica Boulevard	West Los Angeles	73,212	77.2%
Total Los Angeles and Ventura Counties		3,812,097	95.0%

Orange County, California
2211 Michelson Drive	Irvine	271,556	97.8%
Total Orange County		271,556	97.8%

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	53,751	100.0%
12340 El Camino Real	Del Mar	87,774	100.0%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,806	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,836	100.0%
12770 El Camino Real	Del Mar	73,032	0.0%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Centre Drive	Del Mar	52,418	100.0%
3611 Valley Centre Drive	Del Mar	130,047	100.0%
3661 Valley Centre Drive	Del Mar	128,330	92.5%
3721 Valley Centre Drive	Del Mar	115,193	100.0%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,128	96.4%
2355 Northside Drive	Mission Valley	53,610	67.0%
2365 Northside Drive	Mission Valley	96,437	83.0%
2375 Northside Drive	Mission Valley	51,516	89.4%
2385 Northside Drive	Mission Valley	89,023	95.7%
2305 Historic Decatur Road	Point Loma	103,900	100.0%
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,327	100.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%
10445 Pacific Center Court	Sorrento Mesa	48,709	100.0%
10455 Pacific Center Court	Sorrento Mesa	88,577	45.8%
4690 Executive Drive	University Towne Center	47,846	89.3%
Total San Diego County		2,718,541	93.2%

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	100.0%
4300 Bohannon Drive	Menlo Park	63,079	100.0%
4400 Bohannon Drive	Menlo Park	48,146	100.0%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	100.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%
3150 Porter Drive	Palo Alto	36,897	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%
900 Middlefield Road	Redwood City	118,764	97.3%
100 First Street	San Francisco	467,095	91.3%
303 Second Street	San Francisco	740,047	95.2%
201 Third Street	San Francisco	346,538	90.4%
360 Third Street	San Francisco	429,796	100.0%
250 Brannan Street	San Francisco	95,008	100.0%
301 Brannan Street	San Francisco	74,430	100.0%
333 Brannan Street	San Francisco	185,602	98.1%
350 Mission Street	San Francisco	455,340	98.0%
1310 Chesapeake Terrace	Sunnyvale	76,244	100.0%
1315 Chesapeake Terrace	Sunnyvale	55,635	100.0%
1320-1324 Chesapeake Terrace	Sunnyvale	79,720	100.0%
1325-1327 Chesapeake Terrace	Sunnyvale	55,383	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		5,157,524	97.6%

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	99.6%
10900 NE 4th Street	Bellevue	416,755	95.4%
10210 NE Points Drive	Kirkland	84,641	100.0%
10220 NE Points Drive	Kirkland	49,851	100.0%
10230 NE Points Drive	Kirkland	98,982	100.0%
3933 Lake Washington Blvd NE	Kirkland	46,450	81.7%
837 N. 34th Street	Lake Union	111,580	76.2%
701 N. 34th Street	Lake Union	138,994	98.7%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,643	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		2,066,138	97.2%

TOTAL		14,025,856	96.0%

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Information on Leases Commenced (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	18	15	136,110	91,934	$48.86	27.2%	18.2%	39.0%	57
Year to Date	86	63	585,637	476,011	38.78	24.4%	11.9%	47.9%	66

Information on Leases Executed (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (3)		Square Feet (3)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (4)	16	15	363,880	91,934	$70.42	32.5%	11.6%	104
Year to Date (5)	81	63	799,255	476,011	50.60	30.2%	13.4%	80

________________________

(1)	Includes 100% of consolidated property partnerships.

(2)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three and twelve months ended December 31, 2016, including first and second generation space, net of month-to-month leases.

(3)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three and twelve months ended December 31, 2016, including first and second generation space, net of month-to-month leases.

(4)	During the three months ended December 31, 2016, 12 new leases totaling 342,338 square feet were signed but not commenced as of December 31, 2016.

(5)	During the twelve months ended December 31, 2016, 20 new leases totaling 437,592 square feet were signed but not commenced as of December 31, 2016.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2016	Q4 2016	Q3 2016	Q2 2016	Q1 2016
1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$4,428	$471	$514	$1,171	$2,272

Total	$4,428	$471	$514	$1,171	$2,272

	Total 2016	Q4 2016	Q3 2016	Q2 2016	Q1 2016
2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$20,573	$8,536	$5,252	$3,795	$2,990

Tenant Improvements & Leasing Commissions (2)	45,440	14,366	11,551	6,973	12,550

Total	$66,013	$22,902	$16,803	$10,768	$15,540

________________________

(1)	Includes 100% of capital expenditures of consolidated property partnerships.

(2)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2017	107	1,077,323	8.2%	$40,929	7.4%	$37.99
2018	82	1,392,576	10.4%	55,896	10.2%	40.14
2019	103	1,680,867	12.7%	60,869	11.1%	36.21
2020	104	2,041,185	15.5%	78,506	14.3%	38.46
2021	85	1,103,693	8.4%	46,873	8.5%	42.47
2022	43	594,164	4.5%	25,055	4.5%	42.17
2023	30	713,976	5.4%	33,851	6.1%	47.41
2024	25	711,568	5.4%	28,854	5.2%	40.55
2025	8	101,642	0.8%	4,688	0.9%	46.12
2026	19	1,309,958	9.9%	50,320	9.2%	38.41
2027 and beyond	22	2,477,604	18.8%	124,053	22.6%	50.07
Total (2)	628	13,204,556	100.0%	$549,894	100.0%	$41.64

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)
For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of December 31, 2016, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of December 31, 2016.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2017	Los Angeles	66	454,068	3.5%	$16,293	2.9%	$35.88
	Orange County	7	67,662	0.5%	2,824	0.5%	41.74
	San Diego	10	65,371	0.5%	2,133	0.4%	32.63
	San Francisco Bay Area	13	235,999	1.8%	11,437	2.1%	48.46
	Greater Seattle	11	254,223	1.9%	8,242	1.5%	32.42
	Total	107	1,077,323	8.2%	$40,929	7.4%	$37.99

2018	Los Angeles	41	183,398	1.4%	$6,109	1.1%	$33.31
	Orange County	3	18,263	0.1%	639	0.1%	34.99
	San Diego	10	504,386	3.8%	21,658	4.0%	42.94
	San Francisco Bay Area	14	324,677	2.4%	15,976	2.9%	49.21
	Greater Seattle	14	361,852	2.7%	11,514	2.1%	31.82
	Total	82	1,392,576	10.4%	$55,896	10.2%	$40.14

2019	Los Angeles	36	418,455	3.2%	$13,537	2.5%	$32.35
	Orange County	6	77,875	0.6%	3,234	0.6%	41.53
	San Diego	19	307,812	2.3%	10,937	2.0%	35.53
	San Francisco Bay Area	23	676,832	5.1%	26,961	4.9%	39.83
	Greater Seattle	19	199,893	1.5%	6,200	1.1%	31.02
	Total	103	1,680,867	12.7%	$60,869	11.1%	$36.21

2020	Los Angeles	49	464,692	3.5%	$16,977	3.1%	$36.53
	Orange County	5	38,526	0.3%	1,238	0.2%	32.13
	San Diego	21	640,822	4.9%	23,144	4.2%	36.12
	San Francisco Bay Area	21	651,709	4.9%	30,088	5.5%	46.17
	Greater Seattle	8	245,436	1.9%	7,059	1.3%	28.76
	Total	104	2,041,185	15.5%	$78,506	14.3%	$38.46

2021	Los Angeles	45	330,092	2.5%	$12,783	2.4%	$38.73
	Orange County	3	33,349	0.3%	1,058	0.2%	31.73
	San Diego	14	271,447	2.1%	10,161	1.8%	37.43
	San Francisco Bay Area	11	237,715	1.8%	13,646	2.5%	57.40
	Greater Seattle	12	231,090	1.7%	9,225	1.6%	39.92
	Total	85	1,103,693	8.4%	$46,873	8.5%	$42.47

2022 and Beyond	Los Angeles	57	1,613,059	12.2%	$60,355	11.0%	$37.42
	Orange County	2	26,519	0.2%	989	0.2%	37.29
	San Diego	21	702,071	5.3%	27,566	5.0%	39.26
	San Francisco Bay Area	44	2,864,188	21.7%	152,463	27.7%	53.23
	Greater Seattle	23	703,075	5.4%	25,448	4.6%	36.20
	Total	147	5,908,912	44.8%	$266,821	48.5%	$45.16

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2017 and 2018
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2017:
Q1 2017	29	320,920	2.4%	$12,214	2.2%	$38.06
Q2 2017	23	170,225	1.3%	6,736	1.2%	39.57
Q3 2017	26	251,050	1.9%	9,865	1.8%	39.29
Q4 2017	29	335,128	2.6%	12,114	2.2%	36.15
Total 2017	107	1,077,323	8.2%	$40,929	7.4%	$37.99

2018:
Q1 2018	23	269,348	2.0%	$8,569	1.6%	$31.81
Q2 2018	25	366,211	2.8%	15,640	2.8%	42.71
Q3 2018	13	201,190	1.5%	8,058	1.5%	40.05
Q4 2018	21	555,827	4.1%	23,629	4.3%	42.51
Total 2018	82	1,392,576	10.4%	$55,896	10.2%	$40.14

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
LinkedIn Corporation	$28,344	663,239	5.1%	4.7%
salesforce.com, inc. (3)	24,183	468,445	4.4%	3.3%
DIRECTV, LLC	22,467	667,852	4.1%	4.8%
Box, Inc.	22,441	371,792	4.1%	2.7%
Synopsys, Inc.	15,492	340,913	2.8%	2.4%
Bridgepoint Education, Inc.	15,066	322,342	2.7%	2.3%
Dropbox, Inc.	14,827	182,054	2.7%	1.3%
Delta Dental of California	10,313	188,143	1.9%	1.3%
AMN Healthcare, Inc.	9,001	176,075	1.6%	1.3%
Concur Technologies	8,852	243,429	1.6%	1.7%
Biotech/Healthcare Industry Tenant	8,461	128,688	1.5%	0.9%
Riot Games, Inc.	6,817	123,047	1.2%	0.9%
Zenefits Insurance Service	6,756	88,699	1.2%	0.6%
Adobe Systems, Inc.	6,596	204,757	1.2%	1.5%
Group Health Cooperative	6,372	183,422	1.2%	1.3%

Total Top Fifteen Tenants	$205,988	4,352,897	37.3%	31.0%

________________________

(1)	The information presented is as of December 31, 2016.

(2)	Includes 100% of annualized base rental revenues of consolidated property partnerships.

(3)	The Company has entered into leases with various affiliates of the tenant.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

2016 Operating Property Acquisitions
($ in millions)

COMPLETED OPERATING PROPERTY ACQUISITIONS	Submarket	Month of Acquisition	Number of Buildings	Rentable Square Feet	Purchase Price
1st Quarter
None

2nd Quarter
1290-1300 Terra Bella Ave., Mountain View, CA	Mountain View	June	1	114,175	$55.4

3rd Quarter
None

4th Quarter
8560-8590 W. Sunset Blvd., West Hollywood, CA (1)	West Hollywood	December	4	178,699	209.2
1701 Page Mill Rd. and 3150 Porter Dr., Palo Alto, CA (2)	Palo Alto	December	2	165,585	130.0
Subtotal			6	344,284	339.2

TOTAL			7	458,459	$394.6

________________________

(1)
These properties encompass a 10-story office tower, three retail buildings, a four-level subterranean parking structure and three billboards. Purchase price includes assumed accrued liabilities of $0.8 million.

(2)	In connection with this acquisition, the Company entered into a long-term ground lease expiring in December 2067.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

2016 Operating Property Dispositions, Strategic Ventures and Real Estate Held for Sale
($ in millions)

COMPLETED OPERATING PROPERTY DISPOSITIONS
Property	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
Torrey Santa Fe Properties (2)	Del Mar	January	4	465,812	$262.3

2nd Quarter
None

3rd Quarter
4930, 4939 & 4955 Directors Place, San Diego, CA (3)	Sorrento Mesa	July	2	136,908	49.0

4th Quarter
None

TOTAL OPERATING PROPERTY DISPOSITIONS			6	602,720	$311.3

COMPLETED CONSOLIDATED STRATEGIC VENTURE TRANSACTIONS
Property	Submarket	Month Completed	Rentable Square Feet	Noncontrolling Interest %
1st Quarter
None

2nd Quarter
None

3rd Quarter
100 First Street, San Francisco, CA	San Francisco	August	467,095	44%

4th Quarter
303 Second Street, San Francisco, CA	San Francisco	November	740,047	44%

TOTAL STRATEGIC VENTURES			1,207,142	44%

OPERATING PROPERTIES HELD FOR SALE AS OF DECEMBER 31, 2016
Property	Submarket	No. of Buildings	Rentable Square Feet	Sales Price (1)
5717 Pacific Center Boulevard, San Diego, CA (4)	Sorrento Mesa	1	67,995	$12.1

____________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

(2)	The Torrey Santa Fe Properties include the following: 7525 Torrey Santa Fe, 7535 Torrey Santa Fe, 7545 Torrey Santa Fe, and 7555 Torrey Santa Fe.

(3)	These properties include two operating properties totaling 136,908 rentable square feet and a 7.0 acre undeveloped land parcel.

(4)	The Company completed the sale of this property on January 13, 2017.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

2016 Land Dispositions
($ in millions)

COMPLETED LAND DISPOSITIONS
Property	Submarket	Month of Disposition	Gross Site Acreage	Sales Price (1)
1st Quarter
Carlsbad Oaks - Lot 7	Carlsbad	January	7.6	$4.5

2nd Quarter
Carlsbad Oaks - Lots 4 & 5	Carlsbad	June	11.2	6.0
Carlsbad Oaks - Lot 8	Carlsbad	June	13.2	8.9

3rd Quarter
None

4th Quarter
None

TOTAL LAND DISPOSITIONS			32.0	$19.4

____________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Stabilized Development Projects and Development Projects in Lease-up
($ in millions)

STABILIZED DEVELOPMENT PROJECTS	Location	Start Date	Completion Date	Total Estimated Investment	Rentable Square Feet	Office % Committed
1st Quarter
350 Mission Street	San Francisco	4Q 2012	3Q 2015	$277.8	455,340	100%
333 Brannan Street	San Francisco	4Q 2013	3Q 2015	101.5	185,602	100%

2nd Quarter
None

3rd Quarter
None

4th Quarter
The Heights at Del Mar (1)	Del Mar	4Q 2014	4Q 2015	45.0	73,000	65%

TOTAL:				$424.3	713,942	96%

LEASE-UP PROJECTS	Location	Start Date	Completion Date	Estimated Stabilization Date	Total Estimated Investment	Rentable Square Feet	Office % Committed
Columbia Square Phase 2 - Office	Hollywood	3Q 2013	1Q 2016	1Q 2017	$230.0	377,000	86%

TOTAL:					$230.0	377,000	86%

_____________________

(1)	As of December 31, 2016, project was moved from "lease-up" to stabilized development since the project had reached one year from building shell substantial completion.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

In-Process, Near-Term and Future Development Pipeline
($ in millions)

	Location	Estimated Construction Period		Estimated Stabilization Date	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 12/31/2016 (1)	Office % Leased
		Start Date	Compl. Date
UNDER CONSTRUCTION:
Office
The Exchange on 16th (2)	San Francisco	2Q 2015	3Q 2017	3Q 2018	700,000	$485.0	$227.0	—%
100 Hooper (3)	San Francisco	4Q 2016	1Q 2018	1Q 2019	400,000	270.0	122.8	66%
SUBTOTAL:					1,100,000	$755.0	$349.8	20%

Mixed-Use
One Paseo - Phase I (Retail and Residential) (4)	Del Mar	4Q 2016	2Q 2018	2Q 2019	96,000 Retail	$225.0	$77.2	N/A
					237 Units

NEAR-TERM DEVELOPMENT PIPELINE (5):	Location	Potential Start Date (6)	Approx. Developable Square Feet		Total Estimated Investment	Total Costs as of 12/31/2016 (1)

333 Dexter (7)	South Lake Union	2017	700,000		$385	$73.5
Academy Project	Hollywood	2017	545,000		390	73.5
One Paseo - Phases II and III (4)	Del Mar	TBD	640,000		440	127.1
TOTAL:			1,885,000		$1,215	$274.1

FUTURE DEVELOPMENT PIPELINE:

Flower Mart	San Francisco		TBD		TBD	$200.2
9455 Towne Centre Drive	San Diego		150,000		TBD	9.2
Pacific Corporate Center – Lot 8	Sorrento Mesa		170,000		TBD	14.3
Santa Fe Summit – Phases II and III	56 Corridor		600,000		TBD	78.5
TOTAL:						$302.2

________________________

(1)	Represents cash paid and costs incurred as of December 31, 2016.

(2)	Represents timing, estimated rentable square feet and total estimated investment for multi-tenant office project.

(3)
The project is comprised of approximately 314,000 square feet of office and 86,000 square feet of PDR space. The Company entered into a long term lease with Adobe for 207,000 square feet of office space which is approximately 66% of the office component. The Company intends to develop an adjacent 50,000 square foot building located at 150 Hooper with a total estimated investment of approximately $21.0 million.

(4)
In July 2016, the Company received final entitlement approval for this project. Development for this project will occur in phases. Phase I includes the project’s overall infrastructure and site work, 237 residential units and approximately 96,000 square feet of retail space. Phases II and III, comprised of office and residential, will commence subject to market conditions and economic factors.

(5)
Project timing, costs, developable square feet and scope could change materially from estimated data provided due to one of more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new office supply, regulatory and entitlement processes or project design.

(6)
Potential start dates assume successfully obtaining all entitlements and approvals necessary to commence construction. Actual commencement is subject to extensive consideration of market conditions and economic factors.

(7)	Consists of four adjacent parcels in the South Lake Union submarket of Seattle.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Capital Structure
As of December 31, 2016
($ in thousands)

	Shares/Units December 31, 2016	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT: (1) (2) (3)
Unsecured Term Loan Facility		$150,000	1.6%
Unsecured Term Loan		39,000	0.4%
Unsecured Senior Notes due 2018		325,000	3.5%
Unsecured Senior Notes due 2020		250,000	2.6%
Unsecured Senior Notes due 2023		300,000	3.1%
Unsecured Senior Notes due 2025		400,000	4.2%
Unsecured Senior Notes due 2029		400,000	4.2%
Secured Debt (4)		469,766	4.9%
Total Debt		$2,333,766	24.5%
EQUITY AND NONCONTROLLING INTEREST IN THE OPERATING PARTNERSHIP: (5)
6.875% Series G Cumulative Redeemable Preferred stock (6)	4,000,000	$100,000	1.0%
6.375% Series H Cumulative Redeemable Preferred stock (6)	4,000,000	100,000	1.0%
Common limited partnership units outstanding (7)	2,381,543	174,377	1.9%
Shares of common stock outstanding (7)	93,219,439	6,825,527	71.6%
Total Equity and Noncontrolling Interests in the Operating Partnership		$7,199,904	75.5%
TOTAL MARKET CAPITALIZATION		$9,533,670	100.0%

________________________

(1)
In September, the Company completed a private placement of $175.0 million of ten-year, 3.35% unsecured senior notes and $75.0 million of twelve-year, 3.45% unsecured senior notes with a delayed draw option required to be exercised by February 17, 2017. The table above does not reflect any amounts pertaining to these notes since there were no amounts drawn or outstanding as of December 31, 2016.

(2)	There was no outstanding balance on the unsecured line of credit as of December 31, 2016.

(3)
Represents gross aggregate principal amount due at maturity before the effect of the following at December 31, 2016: $11.5 million of unamortized deferred financing costs, $6.6 million of unamortized discounts for the unsecured senior notes and $4.4 million of unamortized premiums for the secured debt.

(4)	In November 2016, the Company entered into a $170.0 million, 10-year mortgage note due in December 2026 with a fixed interest rate of 3.57%.

(5)	Includes common units of the Operating Partnership; does not include noncontrolling interests in consolidated property partnerships.

(6)	Value based on $25.00 per share liquidation preference.

(7)	Value based on closing share price of $73.22 as of December 31, 2016.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Debt Analysis
As of December 31, 2016

TOTAL DEBT COMPOSITION (1)
	Percent of Total Debt	Weighted Average
		Interest Rate	Years to Maturity
Secured vs. Unsecured Debt
Unsecured Debt	79.9%	4.4%	6.5
Secured Debt	20.1%	4.4%	6.4
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	8.1%	1.8%	2.5
Fixed-Rate Debt	91.9%	4.6%	6.9

Stated Interest Rate		4.4%	6.5

GAAP Effective Rate		4.3%

GAAP Effective Rate Including Debt Issuance Costs		4.5%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of December 31, 2016
Unsecured Credit Facility, Term Loan Facility, and Term Loan (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	26%
Fixed charge coverage ratio	greater than 1.5x	3.30x
Unsecured debt ratio	greater than 1.67x	3.70x
Unencumbered asset pool debt service coverage	greater than 1.75x	4.18x

Unsecured Senior Notes due 2018, 2020, 2023, 2025 and 2029 (as defined in the Indentures):
Total debt to total asset value	less than 60%	32%
Interest coverage	greater than 1.5x	7.8x
Secured debt to total asset value	less than 40%	6%
Unencumbered asset pool value to unsecured debt	greater than 150%	333%

________________________

(1)
In September, the Company completed a private placement of $175.0 million of ten-year, 3.35% unsecured senior notes and $75.0 million of twelve-year, 3.45% unsecured senior notes with a delayed draw option required to be exercised by February 17, 2017. The table above does not reflect any amounts pertaining to these notes since there were no amounts drawn or outstanding as of December 31, 2016. The table above also does not reflect any amounts pertaining to the unsecured line of credit as there were no amounts outstanding as of December 31, 2016.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate (1)	Maturity Date	2017	2018	2019	2020	2021	After 2021	Total (2)

Unsecured Debt: (3)(4)
Floating (5)	1.85%	1.85%	7/1/2019			$150,000				$150,000
Floating (5)	1.85%	1.85%	7/1/2019			39,000				39,000
Fixed	4.80%	4.83%	7/15/2018		325,000					325,000
Fixed	6.63%	6.74%	6/1/2020				250,000			250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000
Fixed	4.38%	4.44%	10/1/2025						400,000	400,000
Fixed	4.25%	4.35%	8/15/2029						400,000	400,000

Total unsecured debt	4.38%	4.43%		—	325,000	189,000	250,000	—	1,100,000	1,864,000

Secured Debt:
Fixed (6)	7.15%	7.15%	5/1/2017	1,215						1,215
Fixed	4.27%	4.27%	2/1/2018	2,671	123,085					125,756
Fixed (7)	6.05%	3.50%	6/1/2019	1,727	1,835	74,479				78,041
Fixed	3.57%	3.57%	12/1/2026				3,224	3,341	163,435	170,000
Fixed	4.48%	4.48%	7/1/2027	1,673	1,749	1,830	1,913	2,001	85,588	94,754

Total secured debt	4.36%	3.93%		7,286	126,669	76,309	5,137	5,342	249,023	469,766

Total	4.37%	4.33%		$7,286	$451,669	$265,309	$255,137	$5,342	$1,349,023	$2,333,766

________________________

(1)	Represents the rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of discounts/premiums, excluding deferred financing costs.

(2)
Amounts presented represent the gross aggregate principal amount due at maturity before the effect of the following at December 31, 2016: $11.5 million of unamortized deferred financing costs, $6.6 million of unamortized discounts for the unsecured senior notes and $4.4 million of unamortized premiums for the secured debt.

(3)
In September, the Company completed a private placement of $175.0 million of ten-year, 3.35% unsecured senior notes and $75.0 million of twelve-year, 3.45% unsecured senior notes with a delayed draw option required to be exercised by February 17, 2017. The table above does not reflect any amounts pertaining to these notes since there were no amounts drawn or outstanding as of December 31, 2016.

(4)	There was no outstanding balance on the unsecured line of credit as of December 31, 2016.

(5)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.150% at December 31, 2016.

(6)	This secured debt was repaid at par on February 1, 2017.

(7)	Represents secured debt assumed in connection with an operating property acquisition.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

FFO Guidance/Outlook (1)
(unaudited, $ and shares/units in thousands, except per share amounts)

	Full Year 2017 Range at December 31, 2016
	Low End	High End
Funds From Operations	$347,000	$367,000

Weighted average common shares/units outstanding - diluted	102,000	102,000

FFO per common share/unit - diluted	$3.40	$3.60

________________________

(1)
The Company does not provide a reconciliation for its guidance range of FFO per common share/unit - diluted to net income available to common stockholders per common share - diluted, the most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income available to common stockholders per share - diluted, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of FFO per common share/unit - diluted would imply a degree of precision as to its forward-looking net income available to common stockholders per common share - diluted that would be confusing or misleading to investors.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on February 6, 2017 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as consolidated operating revenues (rental income, tenant reimbursements and other property income) less consolidated property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and bad debt expense. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company's financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use. These costs are not subtracted in our calculation of FAD.

Fixed Charge Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Lease-up Properties:

Properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities.

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Operating Margins:

Calculated as Net Operating Income divided by total revenues.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2015 and still owned and included in the stabilized portfolio as of December 31, 2016. It does not include undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties held-for-sale. We define lease-up properties as properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Reconciliation of Same Store Net Operating Income to Net Income Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Same Store Cash Net Operating Income	$97,304	$89,187	$378,627	$331,262
Cash to GAAP Adjustments:
GAAP Operating Revenues Adjustments, net (1)	5,835	7,940	26,856	57,179
GAAP Operating Expenses Adjustments, net (2)	198	(234)	262	(512)
Same Store GAAP Net Operating Income	103,337	96,893	405,745	387,929
Non-Same Store GAAP Net Operating Income (3)	19,851	9,514	64,250	34,104
Net Operating Income, as defined (4)	123,188	106,407	469,995	422,033
Wholly-Owned Properties	106,263	90,959	401,603	373,759
Consolidated property partnerships: (5)
100 First Street (6)	4,054	3,942	16,624	16,706
303 Second Street (7)	7,454	7,364	30,664	27,479
Crossing/900 (8)	5,417	4,142	21,104	4,089
Net Operating Income, as defined (4)	123,188	106,407	469,995	422,033

Adjustments:
General and administrative expenses	(16,080)	(12,065)	(57,029)	(48,265)
Acquisition-related expenses	(938)	(100)	(1,902)	(497)
Depreciation and amortization	(56,782)	(51,727)	(217,234)	(204,294)
Interest income and other net investment gains	644	66	1,764	243
Interest expense	(14,614)	(13,121)	(55,803)	(57,682)
Net (loss) gain on sales of land	—	(152)	(295)	17,116
Gains on sales of depreciable operating properties	—	—	164,302	109,950
Net Income	35,418	29,308	303,798	238,604
Net income attributable to noncontrolling interest in the Operating Partnership	(743)	(489)	(6,635)	(4,339)
Net income attributable to noncontrolling interests in consolidated property partnerships	(1,937)	(184)	(3,375)	(184)
Preferred dividends	(3,312)	(3,312)	(13,250)	(13,250)
Net Income Available to Common Stockholders	$29,426	$25,323	$280,538	$220,831

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(1)	Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements and amortization of above and below market lease intangibles.

(2)	Includes the amortization of above and below market lease intangibles for ground leases and bad debt expense.

(3)
Includes the results of one development project added to the stabilized portfolio in the fourth quarter of 2016, two stabilized development office properties completed and stabilized in the first quarter of 2016, four stabilized office development properties completed and stabilized in the fourth quarter of 2015, one office property acquired in the second quarter of 2016, six office properties disposed of in 2016, ten office properties disposed of in 2015, one property held for sale at December 31, 2016, one office project in “lease-up” at December 31, 2016, the residential property, and expenses for certain of our in-process, near-term and future development projects.

(4)	Please refer to pages 30-31 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.

(5)	Reflects GAAP Net Operating Income for all periods presented.

(6)	On August 30, 2016, the Company completed a venture with NBREM which contributed $191.4 million for a 44% common equity interest in 100 First Street in San Francisco, CA.

(7)
On November 30, 2016, the Company completed a second venture with NBREM which contributed $261.5 million for a 44% common equity interest in 303 Second Street in San Francisco, CA. The $261.5 million contribution was net of NBREM's proportionate share of the existing mortgage debt secured by the 303 Second Street property.

(8)	For all periods presented, an unrelated third party entity owned an approximate 7% equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.

Kilroy Realty Corporation
Fourth Quarter 2016 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended December 31,
	2016	2015
Net Income Available to Common Stockholders	$29,426	$25,323
Interest expense	14,614	13,121
Depreciation and amortization	56,782	51,727
Net income attributable to noncontrolling common units of the Operating Partnership	743	489
Net income attributable to noncontrolling interests in consolidated property partnerships	1,937	184
Preferred dividends	3,312	3,312

EBITDA, as adjusted (1)	$106,814	$94,156

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(1)	Please refer to page 31 for a Management Statement on EBITDA, as adjusted.